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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Rockwell Medical Technologies, Inc. on Form S-3 of our report dated March 16, 2006 on the consolidated financial statements of Rockwell Medical Technologies, Inc. appearing in the Annual Report on Form 10-KSB of Rockwell Medical Technologies, Inc. for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
July 14, 2006